                                                                    EXHIBIT 11.1

DECOR GROUP, INC.
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EXHIBIT 11 - COMPUTATION OF LOSS PER SHARE
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
                                                                                     Period
                                                                                    March 1,
                                                               Year ended            1997 to
                                                                March 31,           March 31
                                                                 1 9 9 7             1 9 9 6
                                                                 -------             -------
Average Shares Outstanding                                        4,369,295          3,937,500

Additional Shares Outstanding Pursuant to Staff
Accounting Bulletin No. 83 Weighted Through
the Date of the Latest Financial Statements in the
Initial Public Offering                                           1,127,705          4,500,000
                                                             --------------      -------------

Shares Outstanding                                                5,497,000          8,437,500
                                                             ==============      =============

Net Loss                                                     $     (855,796)     $     (99,750)
                                                             ==============      =============

Net Loss Per Share                                           $         (.16)     $         (.01)
                                                             ==============      ==============


This computation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 in that its result is anti-dilutive.

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